UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant To Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[x]  Definitive information statement

                            MISSISSIPPI POWER COMPANY
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

                                 NOTICE OF 2005
                                 ANNUAL MEETING
                            & INFORMATION STATEMENT

                            WWW.MISSISSIPPIPOWER.COM

                                                      (MISSISSIPPI POWER LOGO)

                           MISSISSIPPI POWER COMPANY
                             GULFPORT, MISSISSIPPI

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Mississippi Power Company will be held on May 18, 2005 at 10:15 a.m., Eastern Time, at the offices of the Company's affiliate, Georgia Power Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308, to elect seven members of the board of directors and to transact any other business that may properly come before said meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 11, 2005 will be entitled to notice of and to vote at said meeting or any adjournment or postponement thereof.

The Information Statement and the 2004 Annual Report are included in this mailing.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Vicki L. Pierce
Vicki L. Pierce
Corporate Secretary

Gulfport, Mississippi
April 22, 2005

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                        ----
General Information...................................................... 1
Shareholder Proposals.................................................... 1
Nominees for Election as Directors....................................... 2
Corporate Governance..................................................... 3
Director Nomination Process.............................................. 4
Communications to the Board.............................................. 5
Board Attendance at Annual Meeting of Shareholders....................... 5
Audit Committee Report................................................... 6
Compensation and Management Succession Committee Report.................. 8
Compensation Committee Interlocks and Insider Participation............. 10
Certain Relationships and Related Transactions.......................... 10
Executive Compensation Information...................................... 11
Stock Ownership Table................................................... 15

                             INFORMATION STATEMENT

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GENERAL INFORMATION
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This Information Statement is furnished by Mississippi Power Company (the "Company") in connection with the 2005 Annual Meeting of Shareholders and any adjournment or postponement thereof. The meeting will be held on May 18, 2005 at 10:15 a.m., Eastern Time, at the offices of the Company's affiliate, Georgia Power Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308. This Information Statement is initially being provided to shareholders on or about April 22, 2005.

At the meeting, we will elect seven members to the board of directors and transact any other business that may properly come before the meeting. We are not aware of any other matters to be presented at the meeting; however, the holder of the Company's common stock will be entitled to vote on any other matters properly presented.

All shareholders of record on the record date of April 11, 2005 are entitled to notice of and to vote at the meeting. On that date, there were 1,121,000 shares of common stock outstanding and entitled to vote, all of which are held by The Southern Company ("Southern Company"). There were also 34,210 shares of $100 preferred stock and 1,200,000 shares of depositary preferred stock, each representing one-fourth of a share of preferred stock, outstanding on that date. With respect to the election of directors, all of the outstanding shares of preferred stock are entitled to vote as a single class with the Company's common stock. Each share of outstanding common stock counts as one vote and each share of outstanding preferred stock counts as one-half vote. Neither the Company's charter nor by-laws provides for cumulative voting rights.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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 SHAREHOLDER PROPOSALS
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 Shareholders may present proper proposals for inclusion in the Company's information statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2006 annual meeting, shareholder proposals must be received by the Company no later than February 21, 2006.

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NOMINEES FOR ELECTION AS DIRECTORS
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A board of seven directors is to be elected at the annual meeting, with each director to hold office until the next annual meeting of shareholders and until the election and qualification of a successor. If any named nominee becomes unavailable for election, the board may substitute another nominee.

Below is information concerning the nominees for director stating, among other things, their names, ages, positions and offices held and brief descriptions of their business experience. The information is current as of the date of this Information Statement.

ANTHONY J. TOPAZI - Director since 2004
Mr. Topazi, 54, is president and chief executive officer of the Company. He previously served as executive vice president of Southern Company Generation and Energy Marketing from November 2000 to December 2003, senior vice president of Southern Power Company from November 2002 to December 2003, vice president of Southern Power Company from October 2001 to November 2002 and vice president of Southern Company Services, Inc., Fuel Services from 1999 to November 2000.

TOMMY E. DULANEY - Director since 2001
Mr. Dulaney, 66, is president and chief executive officer of Structural Steel Services, Inc. (steel fabrication), Meridian, Mississippi. He is a member of the advisory board of Trustmark National Bank.

WARREN A. HOOD, JR. - Director since 2004
Mr. Hood, 53, is chairman and chief executive officer of Hood Companies (lumber, plywood, sheathing, roofing), Hattiesburg, Mississippi. He is chairman of the board for the Institute for Technology Development.

ROBERT C. KHAYAT - Director since 2002
Dr. Khayat, 67, is chancellor of the University of Mississippi, University, Mississippi.

GEORGE A. SCHLOEGEL - Director since 1995
Mr. Schloegel, 64, is president and chief executive officer of Hancock Bank of Mississippi, Gulfport, Mississippi; Hancock Bank of Louisiana, Baton Rouge, Louisiana; and Hancock Bank of Florida, Tallahassee, Florida. He is vice chairman, chief executive officer and director of Hancock Holding Company.

PHILIP J. TERRELL - Director since 1995
Dr. Terrell, 51, is retired superintendent of schools, Pass Christian Public School District, Pass Christian, Mississippi. He is adjunct professor of education at the University of Southern Mississippi, Gulf Park Campus, Long Beach, Mississippi. He is a director of Hancock Bank.

N.  EUGENE WARR - Director since 1986
Mr. Warr, 69, is a retailer in Gulfport, Mississippi. He is a director of Coast Community Bank, formerly SouthTrust Bank of Mississippi.

Each nominee has served in his present position for at least the past five years, unless otherwise noted.

VOTE REQUIRED

The majority of the votes cast by the shares outstanding and entitled to vote at a meeting at which a quorum is present is required for the election of directors. Southern Company, as the owner of all of the Company's outstanding common stock, will vote for all of the nominees above.

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CORPORATE GOVERNANCE
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HOW IS THE COMPANY ORGANIZED?
The Company is managed by a core group of officers and governed by a board of directors that currently consists of seven members. The current nominees for election as directors consist of six non-employee directors and the president and chief executive officer of the Company.

WHAT ARE DIRECTORS PAID FOR THEIR SERVICES?
  - Standard Arrangements. The following fees are paid to the Company's directors for service as a member of the board of directors and any board committee(s), except that employee directors received no fees or compensation for service as a member of the board of directors or any board committee. At the election of the director, all or a portion of the cash retainer may be payable in Southern Company common stock, and all or a portion of the total fees may be deferred under the Company's deferred compensation plan for its directors until membership on the board is terminated.

    Annual Cash Retainer Fee..............  $12,000

    Quarterly Stock Retainer Fee..........  85 shares of Southern Company common stock

    Meeting Fees..........................  $1,200 for each board meeting attended; and $1,000 for each committee meeting attended

  - Pension Plan. There is no pension plan for non-employee directors.

  - Other Arrangements. No director received compensation for services as a director during the year ended December 31, 2003 in addition to or in lieu of that specified by the standard arrangements specified above.

GOVERNANCE POLICIES AND PROCESSES
Southern Company owns all of the Company's outstanding common stock, which represents a substantial majority of the overall voting power of the Company's equity securities, and the Company has listed only debt, preferred stock and preferred securities on the New York Stock Exchange (the "NYSE"). Accordingly, under the rules of the NYSE, the Company is exempt from most of the NYSE's listing standards relating to corporate governance. The Company has voluntarily complied with certain of the NYSE's listing standards relating to corporate governance where such compliance was deemed to be in the best interests of the Company's shareholders. In addition, under the rules of the Securities and Exchange Commission (the "SEC"), the Company is exempt from the audit committee requirements of Section 301 of the Sarbanes-Oxley Act of 2002 and, therefore, is not required to have an audit committee or an audit committee report on whether it has an audit committee financial expert.

EXECUTIVE SESSIONS

It is the practice of the directors to periodically hold executive sessions of the non-employee directors without management participation at meetings of the Controls and Compliance Committee. Information on how to communicate with the chair of the Controls and Compliance Committee and the non-employee directors is provided under "Communications to the Board" below.

COMMITTEES OF THE BOARD

CONTROLS AND COMPLIANCE COMMITTEE:
  - Members are Mr. Schloegel, Chair; Mr. Dulaney; Dr. Khayat and Mr. Warr
  - Met five times in 2004
  - Oversees the Company's internal controls and compliance matters

The Controls and Compliance Committee provides, on behalf of the board, oversight of the Company's system of internal control, compliance, ethics and employee concerns programs and activities. Its responsibilities include review and assessment in such matters as the adequacy of internal controls, the internal control environment, management risk assessment, response to reported internal control weaknesses, internal auditing and ethics and compliance program policies and practices. The Controls and Compliance Committee reports activities and findings to the board and the Southern Company Audit Committee. The Controls and Compliance Committee meets periodically with management, internal auditors and independent auditors to discuss auditing, internal controls and compliance matters.

The Southern Company Audit Committee provides broad oversight of the Company's financial reporting and control functions. The Southern Company Audit Committee reviews and discusses the Company's financial statements with management, the internal auditors and the independent auditors. Such discussions include critical accounting policies and practices, alternative financial treatments, proposed adjustments and control recommendations. Such discussions also include significant management judgments and estimates, reporting or operational issues and changes in accounting principles, as well as any disagreements with management.

The charter of the Southern Company Audit Committee is available on Southern Company's website (www.southerncompany.com). The Southern Company Audit Committee has authority to appoint, compensate and oversee the work of the independent auditors.

COMPENSATION COMMITTEE:
  - Members are Mr. Dulaney, Chair; Mr. Hood, Dr. Terrell and Mr. Warr
  - Met two times in 2004
  - Oversees the administration of the Company's compensation arrangements

The Company's Compensation Committee reviews and provides input to Southern Company's Compensation and Management Succession Committee on the performance and compensation of the Company's chief executive officer and makes recommendations regarding the fees paid to members of the Company's board of directors.

Southern Company's Compensation and Management Succession Committee approves the corporate performance goals used to determine incentive compensation and establishes the mechanism for setting compensation levels for the Company's executive officers. It also administers executive compensation plans and reviews management succession plans.

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The board of directors met six times in 2004. Average director attendance at all board and committee meetings was 93 percent. No director nominee attended less than 75 percent of applicable meetings.

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DIRECTOR NOMINATION PROCESS
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The Company does not have a nominating committee. The full board, with input from the Company's president and chief executive officer, identifies director nominees. The board evaluates candidates based on the requirements set forth in the Company's by-laws and regulatory requirements applicable to the Company.

Southern Company owns all of the Company's common stock and, as a result, Southern Company's affirmative vote is sufficient to elect director nominees. Consequently, the board does not accept proposals from preferred shareholders regarding potential candidates for director nominees. Southern Company's president and chief executive officer also has input on behalf of Southern Company regarding potential candidates for director nominees.

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 COMMUNICATIONS TO THE BOARD
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Shareholders and other parties interested in communicating directly with the Company's board of directors, the chair of the Controls and Compliance Committee or the non-employee directors can contact them by writing c/o Corporate Secretary, Mississippi Power Company, 2992 West Beach Boulevard, Gulfport, Mississippi 39502-40798. The Corporate Secretary will receive the correspondence and forward it to the individual director or directors to whom the correspondence is directed or the chair of the Controls and Compliance Committee. The Corporate Secretary will not forward any correspondence that is unduly hostile, threatening, illegal, not reasonably related to the Company or its business or similarly inappropriate.

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 BOARD ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS
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The Company does not have a policy relating to attendance at the Company's annual meeting of shareholders by directors. The Company does not solicit proxies for the election of directors because the affirmative vote of Southern Company is sufficient to elect the nominees and, therefore, holders of the Company's preferred stock rarely attend the annual meeting. Consequently, a policy encouraging directors to attend the annual meeting of shareholders is not necessary. None of the Company's current directors attended the Company's 2004 annual meeting of shareholders.

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AUDIT COMMITTEE REPORT
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The Southern Company Audit Committee (the "Audit Committee") oversees the Company's financial reporting process on behalf of the board of directors of Southern Company. The Company's management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements of the Company in the Annual Report with management. The Audit Committee also reviews the Company's quarterly and annual reports on Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee's review process included discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and estimates and the clarity of disclosures in the financial statements.

The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, rules and regulations of the Public Company Accounting Oversight Board ("PCAOB") and SEC and the NYSE corporate governance rules. In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Company including the matters in the written disclosures made under Rule 3600T of the PCAOB, which, on an interim basis, has adopted Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining their independence.

The Audit Committee discussed the overall scopes and plans with the Company's internal and independent auditors for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also meets privately with Southern Company's compliance officer. The Audit Committee held 14 meetings during 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors of Southern Company (and the board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and filed with the SEC. The Audit Committee also reappointed Deloitte & Touche LLP as the Company's independent auditors for 2005. At the 2005 annual meeting of Southern Company's shareholders, its shareholders will be asked to ratify the Audit Committee's selection of the independent auditors.

Members of the Committee:

J. Neal Purcell, Chair
Francis S. Blake
Donald M. James
Zack T. Pate

PRINCIPAL ACCOUNTING FIRM FEES

The following represents the fees billed to the Company for the two most recent fiscal years by Deloitte & Touche LLP ("Deloitte & Touche") -- the Company's principal accountant for 2003 and 2004:

                                                              2003     2004
                                                              --------------
                                                              (IN THOUSANDS)
Audit Fees(1)                                                 $296    $1,281
Audit-Related Fees(2)                                          262        --
Tax Fees                                                        --         2
All Other Fees                                                  --        --
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Total                                                         $558    $1,283
============================================================================


(1) Includes services performed in connection with financing transactions.
(2) Includes internal control review services and accounting consultations in 2003.

The Audit Committee (on behalf of Southern Company and all of its subsidiaries, including the Company) has adopted a Policy on Engagement of the Independent Auditor for Audit and Non-Audit Services that includes requirements for the Audit Committee to pre-approve services provided by Deloitte & Touche. This policy was initially adopted in July 2002 and since that time, all services included in the chart above have been pre-approved by the Audit Committee.

Under the policy, the independent auditor delivers an annual arrangements letter which provides a description of services anticipated to be rendered to the Company by the independent auditor for the Audit Committee to approve. The Audit Committee's approval of the independent auditor's annual arrangements letter constitutes pre-approval of all services covered in the letter. In addition, under the policy, the Audit Committee has pre-approved the engagement of the independent auditor to provide services related to the issuance of comfort letters and consents required for securities sales by the Company and services related to consultation on routine accounting and tax matters. The Audit Committee has delegated pre-approval authority to the chair of the Audit Committee with respect to permissible services up to a limit of $50,000 per engagement. The chair of the Audit Committee is required to report any pre-approval decisions at the next scheduled Audit Committee meeting.

Under the policy, prohibited non-audit services are services prohibited by the SEC to be performed by the Company's independent auditors. These services include bookkeeping or other services related to the preparation of accounting records of the Company, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing services, management functions or human resources, broker-dealer, investment advisor or investment banking services, legal services and expert services unrelated to the audit and any other service that the PCAOB determines is impermissible. In addition, officers of the Company may not engage the independent auditor to perform any personal services, such as personal financial planning or personal income tax services.

PRINCIPAL ACCOUNTING FIRM REPRESENTATION

No representative of Deloitte & Touche is expected to be present at the meeting unless no later than three business days prior to the day of the meeting the Company's Corporate Secretary has received written notice from a shareholder addressed to the Corporate Secretary at Mississippi Power Company, 2992 West Beach, Gulfport, Mississippi 39501 that such shareholder will attend the meeting and wishes to ask questions of a representative of Deloitte & Touche.

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COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT
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Southern Company's Compensation and Management Succession Committee (the "Committee") is responsible for the oversight and administration of the Company's executive compensation program. The Committee is composed entirely of independent, non-employee directors and operates pursuant to a written charter, which is available on Southern Company's website (www.southerncompany.com).

TOTAL EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY
The executive compensation program is based on a philosophy that total executive compensation must be competitive and must be tied to the Company's and Southern Company's short- and long-term performance. With the objective of maximizing Southern Company shareholder value over time, our program aligns the interests of our executives and the Company's and Southern Company's shareholders.

DETERMINATION OF TOTAL EXECUTIVE COMPENSATION
The Committee retains an independent executive compensation consultant who provides information on total executive compensation paid at other large companies in the electric and gas utility industries. Most of these companies are included in the 20 companies that comprise the S&P Electric Utility Index. Based on the market data, total executive compensation targets are set at an appropriate size-adjusted level. This means that for target level performance, the program is designed to pay executives an amount that is at or about the median of the market. Total executive compensation is paid through an appropriate mix of both fixed and performance-based (incentive) compensation. Because the program focuses on incentive compensation, actual total compensation paid can be above or below the targets based on actual corporate performance.

COMPONENTS OF TOTAL EXECUTIVE COMPENSATION
The primary components of the executive compensation program are:

- Base pay (salary);
- Short-term incentives (annual performance bonuses); and
- Long-term incentives (stock options and performance-based dividend equivalents).

The Company also provides certain perquisites that the Committee reviews periodically to determine if they are reasonable and appropriate. The primary perquisites provided by the Company are financial planning services, club memberships (for business use) and home security.

BASE PAY

A range for base pay is determined for each executive officer, including Mr. Topazi, by comparing the base pay at the appropriate peer group of companies described previously. Base pay is generally set at a level that is at or below the size-adjusted median paid at those companies because of the emphasis on incentive compensation in the executive compensation program. The 2004 base pay level for the named executive officers, including Mr. Topazi, was at or near the median.

ANNUAL PERFORMANCE BONUSES

Annual bonuses are paid through the Southern Company Omnibus Incentive Compensation Plan. All executive officers participated in this plan in 2004.

PERFORMANCE GOALS
Annual performance bonuses are based on the attainment of corporate performance goals and attainment of the Company's adjusting goals. All performance goals were set in the first quarter of the year.

For 2004, the corporate performance goals included specific targets for:

- Southern Company earnings -- earnings per share ("EPS") and
- The Company's return on equity ("ROE").

The Committee believes that accomplishing the corporate goals is essential for the Company's and Southern Company's continued success and sustained financial performance. A target performance level is set for each corporate performance goal. Performance above or below the targets results in proportionately higher or lower bonus payments. The bonus amount is then adjusted, up or down, based on the degree of achievement of the Company's adjusting goals related to such measures as capital expenditures, cash flow, safety, customer satisfaction, system reliability, plant availability and diversity.

A target percentage of base pay is established for each executive officer based on his or her position level, for target-level performance. Annual performance bonuses may range from 0 percent of the target to 220 percent based on actual corporate performance. An additional amount of up to 10 percent of base salary also may be paid for exceptional individual performance. No bonuses are paid if performance is below a threshold level or if a minimum earnings level is not reached. Also, no bonuses are paid if Southern Company's current earnings are not sufficient to fund the Southern Company common stock dividend at the same level as the prior year.

ANNUAL BONUS PAYMENTS
Performance met or exceeded the target levels in all areas in 2004, resulting in bonuses that exceeded the target levels.

Mr. Topazi's annual performance bonus under the Southern Company Omnibus Incentive Compensation Plan for target-level performance was 60 percent of his base pay. The target percentage of base pay for the other executive officers was 45 percent. Each individual's bonus paid for 2004 performance was based 30 percent on the degree of achievement of Southern Company's EPS goal and 70 percent on the degree of achievement of the Company's ROE goal. Performance for both goals exceeded the target, resulting in bonus payouts to all named executive officers that were 207 percent of their respective target bonuses.

LONG-TERM INCENTIVES

The Committee bases a significant portion of the total compensation program on long-term incentives, including Southern Company stock options and performance dividend equivalents.

STOCK OPTIONS
Executives are granted options with 10-year terms to purchase Southern Company's common stock at the market price on the date of the grant under the terms of the Southern Company Omnibus Incentive Compensation Plan. The estimated annualized value represented approximately 20 percent of Mr. Topazi's total target compensation and 16 percent for the other named executive officers. The size of prior grants was not considered in determining the size of the grants made in 2004. The options fully vest upon retirement and expire at the earlier of five years from the date of retirement or the end of the 10-year term.

PERFORMANCE DIVIDENDS
The executive officers, including Mr. Topazi, also are paid performance-based dividend equivalents on most stock options held at the end of the year. Dividend equivalents can range from 25 percent of the Southern Company common stock dividend paid during the year if Southern Company total shareholder return over a four-year period, compared to a group of other utility companies, is at the 30th percentile to 100 percent of the dividend paid if it reaches the 90th percentile. No dividend equivalents are paid if the total Southern Company shareholder return over the period is below the 30th percentile or if Southern Company's earnings are not sufficient to fund the current Southern Company common stock dividend. For eligible stock options held on December 31, 2004, all participants, including the named executive officers, received a payout of $1.22 per option for above-target performance under the Southern Company Omnibus Incentive Compensation Plan.

OTHER COMPENSATION

The Company participates in the Southern Company Deferred Compensation Plan for eligible employees, including the executive officers. Participation is voluntary and permits deferral of up to 50 percent of salary and up to 100 percent of bonus awards. Except for certain prescribed hardship conditions, all amounts are deferred until termination of employment. A participant has two investment options under this plan -- a prime-rate investment option and an option that tracks the performance of Southern Company common stock, neither of which produce above-market earnings. This is an unfunded plan and all amounts deferred are payable out of the general assets of the Company. The Committee has reviewed the terms of this plan. The Committee does not consider earnings on deferred compensation in establishing total compensation targets.

The Company also participates in additional non-qualified deferred compensation plans and arrangements that provide post-retirement compensation. In addition, the Committee reviews other benefit programs that are generally available to all employees of the Company.

POLICY ON INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain executives' compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan as defined in the Code and that has been approved by shareholders. Southern Company has obtained shareholder approval of the Omnibus Incentive Compensation Plan. However, because the policy is to maximize long-term shareholder value, tax deductibility is only one factor considered in setting compensation.

SUMMARY

The Committee believes that the policies and programs described in this report link pay and performance and serve the best interest of the Company's and Southern Company's shareholders. The Committee frequently reviews the various pay plans and policies and modifies them as it deems necessary to continue to attract, retain and motivate talented executives.

Members of the Committee:

G.J. St. Pe', Chair
D.P. Amos
T.F. Chapman

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
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Southern Company's Compensation and Management Succession Committee is made up of non-employee directors who have never served as executive officers of Southern Company or the Company. During 2004, none of Southern Company's or the Company's executive officers served on the board of directors of any entities whose directors or officers serve on Southern Company's Compensation and Management Succession Committee.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
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Mr. George A. Schloegel is president and chief executive officer of Hancock Bank, Gulfport, Mississippi. During 2004, Hancock Bank furnished a number of regular banking services in the ordinary course of business to the Company. The Company intends to maintain normal banking relations with Hancock Bank in the future.

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EXECUTIVE COMPENSATION INFORMATION
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EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
The Company has adopted Southern Company's Change in Control Program, which is applicable to its officers. If an officer is involuntarily terminated, other than for cause, within two years following a change in control of Southern Company or the Company, the program provides for:
      - lump sum payment of two or three times annual compensation,
      - up to five years' coverage under group health and life insurance plans,
      - immediate vesting of all stock options, stock appreciation rights and restricted stock previously granted,
      - payment of any accrued long-term and short-term bonuses and dividend equivalents and
      - payment of any excise tax liability incurred as a result of payments made under the program.

A Southern Company change in control is defined under the program as:
      - acquisition of at least 20 percent of Southern Company's stock,
      - a change in the majority of the members of Southern Company's board of directors in connection with an actual or threatened change in control,
      - a merger or other business combination that results in Southern Company's stockholders immediately before the merger owning less than 65 percent of the voting power after the merger or
      - a sale of substantially all the assets of Southern Company.

A change in control of the Company is defined under the program as:
      - acquisition of at least 50 percent of the Company's stock,
      - a merger or other business combination unless Southern Company controls the surviving entity or
      - a sale of substantially all of the assets of the Company.

Southern Company also has amended its short- and long-term incentive plan to provide for pro-rata payments at not less than target-level performance if a change in control occurs and the plan is not continued or replaced with a comparable plan or plans.

On July 26, 2004, the Company entered into a separation agreement with Mr. Don
E. Mason in connection with his retirement from the Company. The agreement provided for a severance payment of $375,000. Mr. Mason also agreed to forego eligibility for any short-term incentive compensation payment under the Omnibus Incentive Compensation Plan in exchange for eligibility for a supplemental termination payment, at the discretion of the Company's chief executive officer, in an amount up to the short-term incentive compensation payment he was otherwise eligible to receive under the Omnibus Incentive Compensation Plan. Mr. Mason retired on January 1, 2005 and thereafter he received a severance payment of $375,000. Mr. Mason also received a supplemental termination payment of $227,794 which is shown in the Bonus column of the Summary Compensation Table on page 12. The agreement also contains customary releases by the Company and Mr. Mason and an agreement by Mr. Mason not to engage in specified competitive activities for two years.

The Company also entered into a consulting agreement with Mr. Mason which was effective January 1, 2005 and expires on June 30, 2006, unless terminated earlier by the Company. At the discretion of the Company, Mr. Mason may perform professional consulting services for the Company as requested by the Company's chief executive officer or his designee. Mr. Mason will be paid a consulting fee of $750 per day worked.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the chief executive officer and the other four most highly compensated executive officers of the Company serving during 2004.

                                                                                          LONG-TERM COMPENSATION
                                                                                         -------------------------
                                                      ANNUAL COMPENSATION                  NUMBER OF
                                          --------------------------------------------    SECURITIES     LONG-TERM
                                                                          OTHER ANNUAL    UNDERLYING     INCENTIVE    ALL OTHER
NAME AND PRINCIPAL                                                        COMPENSATION   STOCK OPTIONS    PAYOUTS    COMPENSATION
POSITION                                  YEAR   SALARY ($)   BONUS ($)      ($)(1)        (SHARES)       ($)(2)        ($)(3)
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ANTHONY J. TOPAZI(4)                      2004    310,384      389,232       16,962         37,479        145,128       37,067
President, Chief Executive
Officer, Director
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BOBBY J. KERLEY(5)                        2004    207,951      195,464        8,732         16,113         54,390       19,714
Vice President                            2003    185,055      144,128        3,450         11,828         53,623        8,756
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DON E. MASON(6)                           2004    234,391      227,794        8,175         18,778        165,647       22,700
Vice President                            2003    237,969      204,985        1,646         19,687        202,281       12,040
                                          2002    222,856      219,927       17,588         21,950        182,925       36,161
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MICHAEL W. SOUTHERN(7)                    2004    225,094      210,695       20,600         17,369        117,695       47,109
Vice President, Treasurer,                2003    217,594      187,758       16,179         18,032        109,556       36,668
Chief Financial Officer                   2002    207,266      199,528       14,814         19,914        119,748       30,480
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GENE L. USSERY, JR.                       2004    230,587      187,621       10,534         17,886         87,520       27,759
Vice President                            2003    218,752      182,806        8,388         18,129        110,711       11,488
                                          2002    204,236      177,887       12,244         19,067        111,853       25,671
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(1) This column reports tax reimbursements on certain perquisites and personal benefits as well as on additional incentive compensation, if applicable. Additional incentive compensation is reported in the All Other Compensation column.

(2) Payout of performance dividend equivalents on most stock options granted after 1996 that were held by the named executive officer at the end of the performance periods under the Southern Company Omnibus Incentive Compensation Plan for the four-year performance periods ended December 31, 2002, 2003 and 2004, respectively. Dividend equivalents can range from 25 percent of the Southern Company common stock dividend paid during the last year of the performance period if Southern Company total shareholder return over the four-year period, compared to a group of other large utility companies, is at the 30th percentile to 100 percent of the dividend paid if it reaches the 90th percentile. No dividend equivalents are paid if the total Southern Company shareholder return over the period is below the 30th percentile or if Southern Company's earnings are not sufficient to fund the current Southern Company common stock dividend. For eligible stock options held on December 31, 2002, 2003 and 2004, all named executive officers received a payout of $1.355, $1.385 and $1.22 per option, respectively.

(3) Company contributions in 2004 to the Employee Savings Plan ("ESP"), the Employee Stock Ownership Plan ("ESOP") and non-pension related accruals under the Supplemental Benefit Plan ("SBP") are provided in the following table:

NAME                                                        ESP     ESOP    SBP
---------------------------------------------------------------------------------
Anthony J. Topazi                                          $9,225   $740   $2,102
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Bobby J. Kerley                                             7,378    740    1,596
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Don E. Mason                                                8,401    740    3,559
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Michael W. Southern                                         9,225    740    2,144
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Gene L. Ussery, Jr.                                         9,225    740    2,294
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     In 2004, this amount also includes additional incentive compensation for Messrs. Topazi, Kerley, Mason, Southern and Ussery in the amounts of $25,000, $10,000, $10,000, $35,000 and $15,500, respectively. In 2003, Mr.
     Southern's amount includes additional incentive compensation of $25,000. In 2002, these amounts for Messrs. Blakeslee, Mason, Southern and Ussery included additional incentive compensation of $25,000, $25,000, $20,000 and $15,000, respectively.

(4) Mr. Topazi became president and chief executive officer of the Company effective January 1, 2004.

(5) Mr. Kerley became an executive officer of the Company in November 2003.

(6) Mr. Mason retired from the Company effective January 1, 2005.

(7) Mr. Southern resigned from the Company effective March 17, 2005.

STOCK OPTION GRANTS IN 2004

The following table sets forth all stock option grants to the named executive officers of the Company during the year ending December 31, 2004.

                               NUMBER OF
                               SECURITIES   PERCENT OF TOTAL
                               UNDERLYING   OPTIONS GRANTED    EXERCISE OR                GRANT DATE
                                OPTIONS     TO EMPLOYEES IN    BASE PRICE    EXPIRATION     PRESENT
            NAME               GRANTED(1)    FISCAL YEAR(2)     ($/SH)(1)     DATE(1)     VALUE($)(3)
-----------------------------------------------------------------------------------------------------
Anthony J. Topazi                37,479           12.1            29.50      2/13/2014      123,306
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Don E. Mason                     18,778            6.1            29.50       1/1/2010       61,780
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Bobby J. Kerley                  16,113            5.2            29.50      2/13/2014       53,012
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Michael W. Southern              17,369            5.6            29.50      2/13/2014       57,114
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Gene L. Ussery, Jr.              17,886            5.8            29.50      2/13/2014       58,845
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(1) Under the terms of the Southern Company Omnibus Incentive Compensation Plan, stock option grants to named executive officers were made on February 13, 2004 and vest annually at a rate of one-third on the anniversary date of the grant. Grants fully vest upon termination as a result of death, total disability or retirement and expire five years after retirement, three years after death or total disability, or their normal expiration date if earlier. Exercise price is the average of the high and low price of Southern Company's common stock on the date granted. Options may be transferred to a revocable trust.

(2) A total of 309,043 stock options were granted in 2004 to employees of the Company.

(3) Value was calculated using the Black-Scholes option valuation model. The actual value, if any, ultimately realized depends on the market value of Southern Company's common stock at a future date. Significant assumptions are shown below:

------------------------------------------------
              RISK-FREE      DIVIDEND   EXPECTED
VOLATILITY  RATE OF RETURN    YIELD       TERM
------------------------------------------------
    19.65%       3.08%         4.75%    5 years
------------------------------------------------

AGGREGATED STOCK OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

The following table sets forth information concerning options exercised during the year ending December 31, 2004 by the named executive officers and the value of unexercised options held by them as of December 31, 2004.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS AT               IN-THE-MONEY OPTIONS
                            SHARES       VALUE             YEAR-END(#)                AT YEAR-END($)(2)
                         ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
         NAME            EXERCISE(#)     ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
Anthony J. Topazi           54,436      686,722      53,385         65,572          486,137       332,894
------------------------------------------------------------------------------------------------------------
Don E. Mason                29,053      484,622      96,557         39,219        1,195,899       208,699
------------------------------------------------------------------------------------------------------------
Bobby J. Kerley             10,248       88,603      16,177         28,405          132,615       144,898
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Michael W. Southern             --           --      60,443         36,028          660,809       191,310
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Gene L. Ussery, Jr.         26,084      426,709      35,410         36,328          323,300       191,419
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(1) The "Value Realized" is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares at the time of exercise above the exercise price.

(2) These columns represent the excess of the fair market value of Southern Company's common stock of $30.25 per share, as of December 31, 2004, above the exercise price of the options. The amounts under the Exercisable column report the "value" of options that are vested and therefore could be exercised. The amounts under the Unexercisable column report the "value" of options that are not vested and therefore could not be exercised as of December 31, 2004.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE
The following table sets forth the estimated annual pension benefits payable at normal retirement age under Southern Company's qualified Pension Plan, as well as non-qualified supplemental benefits, based on the stated compensation and years of service with the Southern Company system for the named executive officers of the Company. Compensation for pension purposes is limited to the average of the highest three of the final 10 years' compensation. Compensation is base salary plus the excess of annual incentive compensation over 15 percent of base salary. The compensation components are reported under columns titled "Salary" and "Bonus" in the Summary Compensation Table detailed earlier in this Information Statement.

The amounts shown in the table were calculated according to the final average pay formula and are based on a single life annuity without reduction for joint and survivor annuities or computation of the Social Security offset which would apply in most cases.

                                 YEARS OF ACCREDITED SERVICE
               ---------------------------------------------------------------
COMPENSATION      15         20         25         30         35         40
------------------------------------------------------------------------------
  $100,000     $ 25,500   $ 34,000   $ 42,500   $ 51,000   $ 59,500   $ 68,000
   300,000       76,500    102,000    127,500    153,000    178,500    204,000
   500,000      127,500    170,000    212,500    255,000    297,500    340,000
   700,000      178,500    238,000    297,500    357,000    416,500    476,000
   900,000      229,500    306,000    382,500    459,000    535,500    612,000

As of December 31, 2004, the applicable compensation levels and accredited service for determination of pension benefits would have been:

                                                              COMPENSATION      ACCREDITED
NAME                                                             LEVEL       YEARS OF SERVICE
---------------------------------------------------------------------------------------------
Anthony J. Topazi                                               $549,503            34
---------------------------------------------------------------------------------------------
Bobby J. Kerley                                                  322,509            30
---------------------------------------------------------------------------------------------
Don E. Mason                                                     398,442            38
---------------------------------------------------------------------------------------------
Michael W. Southern                                              384,892            29
---------------------------------------------------------------------------------------------
Gene L. Ussery, Jr.                                              370,897            36
---------------------------------------------------------------------------------------------

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STOCK OWNERSHIP TABLE
--------------------------------------------------------------------------------

Southern Company is the beneficial owner of 100 percent of the outstanding common stock of the Company. The following table shows the number of shares of Southern Company common stock owned by directors, nominees and executive officers as of December 31, 2004. It is based on information furnished by the directors, nominees and executive officers. The shares owned by all directors, nominees and executive officers as a group constitute less than one percent of the total number of shares of Southern Company common stock outstanding on December 31, 2004.

                                                                                 SHARES BENEFICIALLY
                                                                                   OWNED INCLUDE:
                                                                                 -------------------
                                                                                 SHARES INDIVIDUALS
                                                                     SHARES        HAVE RIGHTS TO
NAME OF DIRECTORS, NOMINEES                                       BENEFICIALLY    ACQUIRE WITHIN 60
AND EXECUTIVE OFFICERS                  TITLE OF SECURITY           OWNED(1)           DAYS(2)
----------------------------------------------------------------------------------------------------
Thomas E. Dulaney                 Southern Company Common Stock       2,949
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Warren A. Hood                    Southern Company Common Stock         419
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Robert C. Khayat                  Southern Company Common Stock         779
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George A. Schloegel               Southern Company Common Stock       2,470
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Phillip J. Terrell                Southern Company Common Stock       2,205
----------------------------------------------------------------------------------------------------
E. Eugene Warr                    Southern Company Common Stock       3,533
----------------------------------------------------------------------------------------------------
Bobby J. Kerley                   Southern Company Common Stock      32,721             29,897
----------------------------------------------------------------------------------------------------
Don E. Mason                      Southern Company Common Stock     132,602            116,696
----------------------------------------------------------------------------------------------------
Michael W. Southern               Southern Company Common Stock      85,459             78,881
----------------------------------------------------------------------------------------------------
Anthony J. Topazi                 Southern Company Common Stock      96,425             84,796
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Gene L. Ussery, Jr.               Southern Company Common Stock      57,146             53,771
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Directors, Nominees and
  Executive Officers as a group
  (14 people)                     Southern Company Common Stock     428,858            364,041
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(1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, and/or investment power with respect to a security or any combination thereof.

(2) Indicates shares of Southern Company's common stock that certain executive officers have the right to acquire within 60 days. Shares indicated are included in the Shares Beneficially Owned column.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No reporting person of the Company failed to file, on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act of 1934.

                                 (RECYCLE LOGO)